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                         [ALSTON & BIRD LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

                                 April 22, 2002

Mohawk Industries, Inc.
160 S. Industrial Boulevard
Calhoun, Georgia 30703-7002

         Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

         We have acted as counsel to Mohawk Industries, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), $300,000,000 principal amount of the Company's 6.50% Notes due 2007, Series C and $400,000,000 principal amount of the Company's 7.20% Notes due 2012, Series D (the "New Notes") to be issued under an Indenture dated as of April 2, 2002 (the "Indenture") between the Company and Wachovia Bank, National Association, as Trustee (the "Trustee"). Following the effectiveness of the Registration Statement, the Company intends to issue the New Notes to the several holders of $300,000,000 principal amount of the Company's 6.50% Notes due 2007, Series A and $400,000,000 principal amount of the Company's 7.20% Notes due 2012, Series B (collectively, the "Old Notes") in exchange for such Old Notes. This opinion letter is rendered pursuant to Item 21 of Form S-4 and Item 601 of the Commission's Regulation S-K.

         We have examined the Old Notes, the proposed form of New Notes, the Indenture, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and certificates of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters of fact that might have been disclosed by independent verification.

         In rendering our opinion set forth below, we have assumed, without any independent verification, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies, (v) that the form of the New Notes will conform to that included in the Indenture, (vi) the due authorization, execution and delivery of the Indenture by each of the

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parties thereto under the laws of their respective jurisdictions of incorporation or organization, (vii) that all parties to the documents examined by us have full power and authority under the laws of their respective jurisdictions of incorporation or organization to execute, deliver and perform their obligations under such documents and under the other documents required or permitted to be delivered and performed thereunder, and (viii) that the Indenture has been duly qualified under the Trust Indenture Act of 1939.

         Based on and subject to the foregoing, it is our opinion that, upon due execution of the New Notes by the Company, due authentication thereof by the Trustee in accordance with the Indenture and issuance and delivery thereof in exchange for Old Notes of equal principal amount as contemplated by the Registration Statement, the New Notes will be validly issued and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms subject to (a) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law and
(c) concepts of good faith and fair dealing, materiality and reasonableness.

         Our opinion set forth above is limited to the laws of the State of New York and the Delaware General Corporation Law and we do not express any opinion herein concerning any other laws.

         This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the fifth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            ALSTON & BIRD LLP

                                            By: /s/ Alexander W. Patterson
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                                                Alexander W. Patterson, Partner